UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2007

ARTISTdirect, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Cloverfield Boulevard, Suite 400 South Santa Monica, California	90404-4082
(Address of principal executive offices)	(Zip Code)

(310) 956-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

On August 3, 2007, ARTISTdirect, Inc., a Delaware corporation (the “Registrant”), entered into a Waiver and Forbearance Agreement (the “Agreement”) with the subordinated lenders listed on the signature pages attached thereto (“Subordinated Lenders”) with respect to the original amount of convertible subordinated notes aggregating $31,460,500 (“Subordinated Financing”) issued by the Registrant effective July 28, 2005 in conjunction with the Registrant’s financing of the acquisition of MediaDefender, Inc.  Under the Agreement, the Subordinated Lenders agreed to waive their right to charge the 12% default interest rate triggered by the Registrant’s defaults under the Subordinated Financing transaction documents (as discussed below) and instead charge the 4% standard interest rate on the subordinated notes issued in the Subordinated Financing for the period from July 16, 2007 through August 31, 2007 (the “Forbearance Period”).  The Subordinated Lenders also agreed to forbear from exercising any of their other rights and remedies under the Subordinated Financing transaction documents during the Forbearance Period, upon the terms and conditions in the Agreement.

The defaults under the Subordinated Documents were previously disclosed in periodic reports filed by the Registrant with the Securities and Exchange Commission, including the Annual Report on Form 10-KSB filed on April 30, 2007, the Quarterly Report on Form 10-QSB filed on May 21, 2007, and the Current Reports on Forms 8-K filed on January 24, 2007 and April 20, 2007, respectively.

Item 9.01.               Financial Statements and Exhibits.

(d)           Exhibits.

A list of exhibits required to be filed as part of this Current Report on Form 8-K is set forth under the “Index to Exhibits”, which is set forth below and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTdirect, Inc. (Registrant)

Date:August 7, 2007	By:	/s/ ROBERT N. WEINGARTEN

	Name:	Robert N. Weingarten

	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Title
4.1

Waiver and Forbearance Agreement, dated as of August 3, 2007, by and among the Registrant, DKR Soundshore Oasis Holding Fund, Ltd., CCM Master Qualified Fund, Ltd., Cliff Chapman, Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, Randy Saaf, Octavio Herrera, Michael Rapp, Philip Wagenheim, Karl Brenza and Jeffrey Meshel